MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

      This Mortgage Loan Purchase and Sale Agreement, dated as of _________, 199__ (this "Agreement"), is between CRIIMI MAE CMBS Corp., a Delaware corporation (the "Purchaser"), and ___________________, a[n] ___________________
corporation (the "Seller").

      The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, and the Purchaser intends to purchase, subject to the terms and conditions set forth below, certain mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule I attached hereto (the "Mortgage Loan Schedule"). Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Loans were originated by the Seller.

            The parties acknowledge that the Purchaser proposes to [issue][cause CRIIMI MAE Commercial Mortgage Trust [I], a ____________ business trust established by the Purchaser (the "Issuer"), to issue] [Mortgage Pass-Through Certificates] [Collateralized Mortgage Obligations], Series ___ (the "Securities"), pursuant to a [Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of __________, 19__ (the "Cut-off Date"), among the Company, as depositor, ______________________, as master servicer (the "Master Servicer"), ____________, as special servicer (the "Special Servicer") and ____________, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator")] [Terms Indenture, dated as of _________, 199_ (the "Terms Indenture"), between ___________________, as owner trustee (the "Owner Trustee"), on behalf of the Issuer, and ____________________, as indenture trustee (the "Indenture Trustee") on behalf of holders of the Securities (as defined below), which Terms Indenture incorporates by reference the Company's Standard Indenture Provisions, dated as of __________, 199_ (the "Standard Indenture Provisions"; and, the Terms Indenture, as it incorporates the Standard Indenture Provisions, the "Indenture")]. The Securities will [evidence undivided interests in a trust fund (the "Trust Fund") to be established by the Company pursuant to the Pooling and Servicing Agreement][constitute non-recourse obligations of the Company secured by a pledge of a trust estate (the "Trust Estate") consisting of all rights, money, instruments, securities and other property, including all proceeds thereof, which are subject to, or intended to be subject to, the lien of the Indenture for the benefit of holders of the Securities (the "Securityholders"), including without limitation certain collateral (the "Collateral")].

      [The Trust Fund] [The Collateral] will consist primarily of the Mortgage Loans, which shall be [transferred by the Company to the Trust Fund pursuant to the Pooling and Servicing Agreement] [transferred by the Company to the Owner Trustee, on behalf of the Issuer, pursuant to a Deposit Trust Agreement, dated as of _________, 199__ (the "Deposit Trust Agreement"), between the Company and the Owner Trustee, and pledged by the Issuer, to the Indenture Trustee, on behalf of the holders of the Securities, pursuant to the Indenture].

      The Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with ___________________ (the "Underwriter"), whereby the Purchaser will sell certain classes of the Securities to the Underwriter.

      1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on ______________ or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately [$___________________] (the "Initial Pool Balance"). The purchase price for the Mortgage Loans shall be equal to _____% of the Initial Pool Balance, and shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

      2. Conveyance of the Mortgage Loans.

      (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser all the Seller's right, title and interest in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans. On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans, together with an amount equal to all collections on the Mortgage Loans received prior to the Closing Date that represent scheduled payments of principal and interest due after the Cut-off Date.

      (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the [Trustee][Indenture Trustee] (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"). In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Master Servicer all other documents and records with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Servicing File"), together with any non-real property in the possession of the Seller pledged to secure payment on any Mortgage Loan ("Additional Collateral").

      If the Seller cannot deliver on the Closing Date any original or certified recorded document described on Exhibit A, the Seller shall use its best efforts, promptly upon receipt thereof, to deliver such original or certified recorded documents to the [Trustee][Indenture Trustee] or Custodian, as the case may be (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the [Trustee][Indenture Trustee] and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the [Trustee][Indenture Trustee] or Custodian, as the case may be, promptly upon the Seller's receipt thereof).

      3. Representations and Warranties.

      (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, its affiliates and its successors and assigns (including, without limitation, the [Trustee for the benefit of the Securityholders][the Indenture Trustee for the benefit of the Securityholders and the Owner Trustee for the benefit of the Holders of the Owner Trust Certificates]), each of the representations and warranties set forth in Exhibit B.

      (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, its affiliates and its successors and assigns (including, without limitation, the [Trustee for the benefit of the Securityholders][the Indenture Trustee for the benefit of the Securityholders and the Owner Trustee for the benefit of the Holders of the Owner Trust Certificates]), each of the representations and warranties set forth in Exhibit C.

      (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

      [(d) The Seller hereby agrees that it shall be deemed to make as of the date of substitution with respect to any Replacement Loan (as defined in Section 4(a) hereof) that is substituted for a Defective Loan (as defined in Section 4(a) hereof) to and for the benefit of the Purchaser, its affiliates and its successors and assigns (including, without limitation, the [Trustee for the benefit of the Securityholders][the Indenture trustee for the benefit of the Securityholders and the Owner Trustee for the benefit of the Holders of the Owner Trust Certificates], each of the representations and warranties set forth in Exhibit B and Exhibit C, with any conforming changes necessary due to the fact that such replacement mortgage loan was not initially transferred hereunder.]

      4. Notice of Breach; Cure, Repurchase and Substitution.

      (a) Within ninety (90) days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a),[and] 3(b) [and 3(d)], respectively, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall, subject to subsection (b) below, (i) cure such Material Breach in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Loan") at [a price ("Purchase Price") equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan at the related Mortgage Rate from the date to which interest was last paid to the Due Date in the Due Period in which the purchase is to occur, and (iii) servicing expenses with respect to such Mortgage Loan that are reimbursable to the Master Servicer and the Special Servicer under the Servicing and Administration Agreement] [the related Purchase Price in accordance with the directions of the owner(s) of such Defective Loan(s)]; provided that if (i) such Material Breach does not relate to whether the Defective Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller (except with respect to Third Party Mortgage Loans as provided in Section 4(b)) shall have up to an additional 90 days to complete such cure [and provided, further, that if the Seller's obligation to repurchase any Defective Loan as a result of a Material Breach arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G- 2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Loan (but, in any event, no later than such repurchase would have to have been completed), (a) replace such Defective Loan with one or more substitute mortgage loans (each, a "Replacement Loan") that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the [Pooling and Servicing Agreement], and (b) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the [Pooling and Servicing Agreement] (or, if the Defective Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Loan shall be on a whole loan, servicing released basis.]

      [Whenever one or more mortgage loans are substituted for a Defective Loan as contemplated by this Section 4(a), the Seller (i) shall deliver the related Mortgage File to the owner(s) of the Defective Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the [Pooling and Servicing Agreement] and
(iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Loan as contemplated by this Section 4(a) if the Defective Loan to be replaced was itself a Replacement Loan. Monthly Payments due with respect to each Replacement Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Loan

(if any) after the Cut-off Date and on or prior to the related date of repurchase or substitution, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Loan (if any) after the related date of repurchase or substitution, shall belong to the Seller.]

      If any Defective Loan is to be repurchased [or replaced] as contemplated by this Section 4(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Loan [and, if applicable, the substitution of the related Replacement Loan(s)] and shall forward such amended schedule to the owner(s) of such Defective Loan.

      It is understood and agreed that the obligations of the Seller set forth in this Section 4(a) to cure a Material Breach or repurchase [or replace] the related Defective Loan(s), and the obligations of the Seller in respect of indemnification and contribution set forth in Section 8, constitute the sole remedies available to the Purchaser, the Securityholders, [the Trustee,] [the Indenture Trustee, the Owner Trustee, the Holders of the Owner Trust Certificates] or any of their assignees respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively. It is also understood that the Seller will be the sole warranting party in respect of the Mortgage Loans, and none of the Depositor, the Master Servicer, the Special Servicer or any of their affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Seller's representations and warranties if the Seller defaults on its obligation to do so.

      (b) It shall be a condition to any repurchase of [or substitution for] a Defective Loan by the Seller pursuant to Section 4(a) that the [Trustee][the Indenture Trustee and the Owner Trustee] as assignee[s] of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

      (c) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the [Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Securityholders][Owner Trustee, on behalf of the Issuer, and by the Issuer to the Indenture Trustee, for the benefit of the Securityholders], of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a),[and] 3(b) [and 3(d)], respectively, (ii) the obligation of the Seller to repurchase [or replace] a Defective Loan in connection with a Material Breach pursuant to
Section 4(a) and (iii) the obligation of the Seller to deliver certain documentation, funds and other assets relating to the Mortgage Loans pursuant to
Section 2. The [Trustee][Indenture Trustee] or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

      5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of [Sidley & Austin, 875 Third Avenue, New York, New York 10022] at [10:00 a.m., New York City time] (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

            The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;

                  (ii) All documents specified in Section 6 of this Agreement
            (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the
            [Trustee][the Indenture Trustee] or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                  (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

            Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

      6. Closing Documents. The Closing Documents shall consist of the following:

                  (i) This Agreement duly executed by the Purchaser and the
            Seller;

                  (ii) An Officer's Certificate substantially in the form of
            Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, the

            Underwriter, their affiliates, the [Trustee][Indenture Trustee, the Owner Trustee, the General Administrator,] the Securityholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and (B) the certificate of incorporation and by-laws of the Seller;

                  (iii) A certificate of good standing of the Seller issued by the Secretary of State of the State of _______________ not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (iv) A Certificate of the Seller substantially in the form of
            Exhibit D-2 hereto, executed by an executive officer of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) A written opinion of _______________, counsel for the
            Seller, substantially in the form of Exhibit D-3 hereto, with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus (as defined below), dated the Closing Date and addressed to the Purchaser, the Underwriter, the [Trustee][Indenture Trustee and the Owner Trustee] and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency; and

                  (vi) Such further certificates, opinions and documents as the
            Purchaser may reasonably request.

      7. Costs. The Seller shall pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation, any recording fees or fees for title policy endorsements and continuations and fees and expenses of its counsel.

      8.  Indemnification.

      (a) The Seller agrees to indemnify and hold harmless each of the Purchaser, the Underwriter, their affiliates, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriter, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, for purposes of this Section 8, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus dated _________, as supplemented by the Prospectus Supplement dated the date hereof, relating to the [Certificates] [Bonds] (such Base Prospectus, as so supplemented, the "Prospectus"), or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, but only if such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon any information furnished to any Indemnified Party by or on behalf of the Seller or approved by the Seller, or upon a defective document delivered to the Purchaser by or on behalf of the Seller or upon any breach or alleged breach of any of the representations, warranties, covenants or agreements of the Seller as set forth in or made pursuant to this Agreement or any exhibit hereto (collectively, the "Seller's Information"), it being acknowledged that all statements set forth in the Prospectus under the caption "Description of the Mortgage Pool" or elsewhere in the Prospectus with respect to the subjects discussed under such caption have been made in reliance upon information furnished by or on behalf of the Seller or approved by the Seller. On or prior to the Closing Date, the Seller shall deliver to the Indemnified Parties a letter or certificate signed by an authorized officer of the Seller stating that the Seller has reviewed and approved such Seller's Information. The Seller acknowledges that the Underwriter will enter into the Underwriting Agreement in reliance upon this indemnity agreement of the Seller. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

      (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a) above, the Indemnified Party shall promptly notify the Seller in writing and the Seller, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Seller may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, and the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including, without limitation, any impleaded parties) include both the Seller and such Indemnified Party, and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) the Seller shall have failed within a reasonable period to retain counsel reasonably satisfactory to the Indemnified Party in accordance with the preceding sentence. It is understood that the Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the legal fees and disbursements of more than one legal counsel for all the Indemnified Parties. The Seller may, at its option, at any time upon written notice to the Indemnified Party assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Seller agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If the Seller assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party in connection with all claims which have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, and shall be entitled to settle such proceeding without the consent of the Indemnified Party, provided that the Indemnified Party receives a full and unconditional release of all claims asserted against it in such proceeding by the other parties to such settlement.

      (c) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsection (a) above or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Seller, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Seller and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

      (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to subsection (c) above were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 8, which expenses the Seller shall pay as and when incurred, at the request of the Indemnified Party, and to the extent that any expenses so paid by the Seller are subsequently determined to not be required to be borne by the Seller hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Indemnified Parties, and (iii) acceptance of and payment for the Mortgage Loans.

      (f) The Seller shall (i) pay all out-of-pocket costs and expenses of the Purchaser reasonably incurred in connection with the enforcement of any right or remedies of the Purchaser or any of its assignees provided for by this Agreement, including the performance of all of the Seller's obligations hereunder, (ii) pay any and all present and future stamp and other similar taxes with respect to the matters covered hereby and indemnify and hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes, and (iii) indemnify and hold harmless the Purchaser and its officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses, including, without limitation, attorneys' and accountants' fees reasonably incurred, and disbursements of any kind whatsoever that may be imposed on, incurred by or asserted against the Purchaser or any of its officers, employees or agents:

            (A) in defending or protecting the Purchaser's right, title and interest in the Mortgage Loans, including, without limitation, the security interests and liens granted hereunder in the event that the sale hereunder is deemed to constitute a loan secured by all or part of the Mortgage Loans, or in defending or protecting the priority of any thereof;

            (B) in connection with the performance or non-performance of any obligation of the Seller with respect to the Mortgage Loans;

            (C) in the enforcement, or attempted enforcement, of this Agreement, or in the collection or attempted collection of any obligation of the Seller hereunder;

            (D) in relation to any misstatement or alleged misstatement of a material fact in any representation, warranty or other information provided by the Seller to or for the benefit of the Purchaser in connection with this Agreement or otherwise or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (E) as a result of any indemnity payable by the Purchaser or the Trust Fund to the Master Servicer or Special Servicer arising out of, related to or in connection with the origination of any Mortgage Loan; and

            (F) in any other way relating to or arising out of this Agreement or any of the transactions contemplated hereby.

      9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at __________________, or such other address as may be designated by the Purchaser to the Seller in writing, or, if sent to the Seller, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to it at _______________________________, or such other address as may be designated by the Seller to the Purchaser in writing.

      10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on the Securityholders without the prior written consent of the [Trustee][Indenture Trustee]. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Sections 3(a), 3(b), 3(d), 8 and 11 hereof.

      11. Third Party Beneficiaries.

      (a) The [Trustee on behalf of the Securityholders][Indenture Trustee on behalf of the Securityholders and the Owner Trustee on behalf of the Holders of the Owner Trust Certificates] [is an intended third party beneficiary] [are intended third party beneficiaries] of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), [3(d)], 4, 5, 6, 10, 12, 13, 14, 15, 16 and 19 of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced against the Seller by the [Trustee][Indenture Trustee], on behalf of itself and the Securityholders [and the Owner Trustee on behalf of the Holders of the Owner Trust Certificates], to the same extent as if they were parties hereto.

      (b) The Underwriter is an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 3(a), 3(b), 4, 5, 6, 8, 10, 12, 13, 14, 15, 16 and 19 hereof. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of the Underwriter against the Seller to the same extent as if it was a party hereto.

      (c) Each of the officers, directors, employees, agents, controlling persons and affiliates referred to in any of Sections 3(a), 3(b), 3(d) and 8 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Seller set forth in Sections 3(a), 3(b), 3(d), 4, 5, 6, 8, 10, 13, 14, 15 and 16 of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if such person or entity was a party hereto.

      12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then: (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignments by the Purchaser of its interests in the Mortgage Loans to the [Trustee][Issuer and the pledge of such interests by the Issuer to the Indenture Trustee] as contemplated by Section 4(d) hereof shall be deemed to be [an assignment][assignments] of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code of the State of ________ and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applica ble law and will be maintained as such throughout the term of this Agreement and the [Pooling and Servicing Agreement][Indenture].

      13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the [Trustee][Indenture Trustee]), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

      14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the [State of New York], applicable to agreements made and to be performed entirely in said state. The Seller hereby irrevocably (i) submits to the jurisdiction of any [New York State] and federal courts sitting in [New York City] with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such [New York State] or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

      17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as contemplated by Section 4(d) or as may otherwise be required to effect the purposes of the [Pooling and Servicing Agreement][Indenture], and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

      18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document, shall verify the accuracy thereof and remain liable therefor.

      [19. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such Cross-Collateralized Group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such Cross-Collateralized Group shall be deemed to be a separate Mortgage Loan that is (a) evidenced by a mortgage note identical to the mortgage note that evidences such Cross-Collateralized Group (but in a principal amount equal to the principal balance of such Mortgage Loan) and (b) cross-defaulted and cross-collateralized with each other Mortgage Loan in such Cross-Collateralized Group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, also a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 19 shall be the property identified in the Mortgage Loan schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 19; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.]

      IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                       CRIIMI MAE CMBS Corp.
                                       as Purchaser


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       [______________________________]
                                       as Seller


                                       By:
                                          ---------------------------------
                                             Name:
                                             Title:

                                   Exhibit A

Certain Documents to be Delivered by the Seller with Respect to the Mortgage
Loans

            The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to
Section 2(a) of this Agreement are, subject to Section 19, as follows:

      (i) the original executed Mortgage Note, endorsed (without recourse) to the order of __________________, as trustee for the registered holders of [CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-__][CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations, Series 199__-__], without recourse;

      (ii) an original or copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

      (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

      (iv) an original executed assignment of the Mortgage, in favor of ______________, as trustee for the registered holders of [CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-__][CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations, Series 199__-__], in the recordable form;

      (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of ________________, as trustee for the registered holders of [CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-__][CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations, Series 199__-__], in the recordable form;

      (vi) originals or copies of any written assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

      (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, a pro forma policy or an irrevocable, binding commitment to issue such title insurance policy; and

      (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the trustee referred to in clause (iv) above (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of _________________, as trustee for the registered holders of [CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-__][CRIIMI MAE Commercial Mortgage Trust [I], Collateralized Mortgage Obligations Series 199__-__, in form sufficient for recording in the applicable jurisdiction(s).

                                   Exhibit B

            Representations and Warranties with respect to the Seller

            The Seller hereby represents and warrants that, as of the Closing
Date:

            (a) The Seller is a [corporation] duly organized, validly existing and in good standing under the laws of ______________, and is possessed of all licenses necessary to carry on its business and is qualified and in good standing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to maintain the enforceability of each Mortgage Loan as contemplated by the terms of this Agreement and the [Pooling and Servicing Agreement][Indenture].

            (b) The execution and delivery by the Seller of this Agreement, as well as the execution (including, without limitation, by facsimile or machine signature) of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not (i) violate the Seller's organizational documents, (ii) violate any law or regulation or any administrative decree or order to which the Seller is subject or (iii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets.

            (c) The Seller has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

            (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes or will constitute a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (iii) public policy consideration underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement which purport to provide indemnification from securities law liabilities.

            (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            (g) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

            (h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (i) The principal place of business and chief executive office of the Seller is located in [________________, ___________]

            (j) The Seller is a wholly-owned subsidiary of [___________________].

                                   Exhibit C

            Representations and Warranties with respect to the Mortgage Loans

      For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

            The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 19 of this Agreement:

    [Set forth representations and warranties with respect to the individual
                                Mortgage Loans.]

                                 Exhibit D-1

                   Certificate of an Officer of the Seller

                       [______________________________]
      [Mortgage Pass-Through Certificates][Collateralized Mortgage Bonds]
                                Series 199__-__

                           Certificate of Secretary

            I, ____________________, a Secretary of _____________ (the "Seller")
hereby certify as follows:

            1. The Seller is duly incorporated and in good standing as a ______________ under the laws of the State of _____________.

            2. Attached hereto as Exhibit I are true and correct copies of the [Articles of Incorporation and By-Laws] of the Seller, which [Articles of Incorporation and By-Laws] are on the date hereof, and have been at all times, in full force and effect.

            3. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

            4. Each person listed below is and has been the duly elected and qualified officer or authorized signatory of [_____________] and his/her genuine signature is set forth opposite his/her name:

      Name                Office                  Signature
      ----                ------                  ---------

--------------------      ------------------      -----------------------------

--------------------      ------------------      -----------------------------

            (i) Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase and Sale Agreement, dated as of _____________ (the "Agreement"), between CRIIMI MAE CMBS Corp. (the "Purchaser") and the Seller, providing for, among other things, the purchase by the Purchaser, and the sale by the Seller, of the Mortgage Loans, or any certificate delivered pursuant thereto, was, at the time of such signing and delivery, duly authorized or appointed to execute such document in such capacity, and the signatures of such persons or facsimiles thereof appearing on such document are their genuine signatures.

            (ii) Attached hereto as Exhibit II is a true and correct copy of the resolutions of the [Board of Directors] of the Seller adopted on ____________ authorizing the Agreement and the consummation of the transactions contemplated thereby. Such resolutions have not been rescinded and, as of the date hereof, remain in full force and effect.

            Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of _____________, 199__.


                                          -------------------------------------
                                          Name:
                                          Title:            Secretary

            I, _______________, a ____________________ of [_____________] ,
hereby certify that __________________ is a duly elected or appointed, as the case may be, qualified and acting Secretary of _____________ and that the signature appearing above is such officer's genuine signature.

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of _______________, 199__.


                                          -------------------------------------
                                          Name:
                                          Title:

                                 Exhibit D-2

                     Officers' Certificate of the Seller


                      [_______________________________]
     [Mortgage Pass-Through Certificates][Collateralized Mortgage Bonds]
                               Series 199__-__

                            Certificate of Seller

            In connection with the execution and delivery by ___________ ("the Seller") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase and Sale Agreement, dated as of ___________ (the "Agreement"), between CRIIMI MAE CMBS Corp., as purchaser, and the Seller, the undersigned hereby certifies that (i) the representations and warranties of the Seller set forth in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof, and (iii) the Seller has reviewed and approved the information set forth in the Prospectus under the caption "Description of the Mortgage Pool" and elsewhere in the Prospectus with respect to the subjects discussed under such caption, and such information did not, as of the date of the Prospectus, and does not, as of the date hereof, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

            Certified this ____ day of _____________.


                                       [___________________]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                 Exhibit D-3

                       Opinion of Counsel to the Seller

                                    [Date]

[Purchaser]

[Underwriter]

[Trustee]
[Indenture Trustee]
[Owner Trustee]

[Rating Agencies]

            Re:   [______________________]
                  [Mortgage Pass-Through Certificates, Series 199__-__] [Collateralized Mortgage Obligations, Series 199__-__]

Ladies and Gentlemen:

            We have acted as counsel to _____________ (the "Seller") in connection with the sale of certain mortgage loans (the "Mortgage Loans") by the Seller to CRIIMI MAE CMBS Corp. (the "Purchaser"), pursuant to a Mortgage Loan Purchase and Sale Agreement, dated as of ___________ (the "Agreement"), between the Seller and the Purchaser. This opinion is being delivered to you pursuant to the Agreement. Capitalized terms not defined herein have the meanings set forth in the Agreement.

            In rendering this opinion letter, we have examined the Agreement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the Seller contained in the Agreement and, where we have deemed appropriate, representations or certifications of parties to the Agreement or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties to the Agreement other than the Seller had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties other than the Seller, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such document. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreement and have assumed that the Seller is the owner of the Mortgage Loans.

            Based upon and subject to the foregoing, it is our opinion that:

            1. The Seller is a [corporation] duly organized and validly existing and in good standing under the laws of _____________ and has the requisite [corporate] power and authority to own its properties, to conduct its business as presently conducted by it, to own and to transfer and convey to the Purchaser the Mortgage Loans and to enter into and perform its obligations under the Agreement.

            2. The Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

            3. No consent, approval, authorization or order of any State of ___________, [State of _____________] or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained.

            4. Neither the transfer of the Mortgage Loans as provided in the Agreement, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated by the Agreement, will result in a breach of any term or provision of the [certificate of incorporation or by-laws] of the Seller or any State of _____________, [State of _____________] or federal statute or regulation applicable to the Seller, or to our knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any order of any State of _____________, [State of _____________] or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller.

            5. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Seller before any State of _____________, [State of _____________] or federal court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated in the Agreement, or (c) that might materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability of, the Agreement.

            The opinion set forth above in paragraph 2 as to enforceability is subject to and limited by the following:

            (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other laws and court decisions of general application (including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination) and other legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally; and

            (b) The discretion of any court of competent jurisdiction in awarding equitable remedies, including, but not limited, to specific performance or injunctive relief.

            Where we have rendered our opinion concerning matters "known to us" or this letter otherwise refers to our knowledge or our attention, such reference shall mean only the knowledge of the attorneys in our firm primarily responsible for our services relating to the Seller, and shall not refer to the knowledge of any other person in any way associated with this firm. Furthermore, such knowledge refers only to matters of which the attorneys named above are consciously aware at the time of execution of this letter, and you are advised that we have made no independent investigation or verification of such matters and have not searched or reviewed the files and records of or relating to Seller or such matters in our office, in the public records, in the possession of Seller, or elsewhere.

            In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of _____________, the [corporate law] of the State of ___________ and the federal law of the United States. In that regard, we note that the Agreement provides that it is to be governed under the internal laws of the [State of New York]. Therefore, our opinion in paragraph 2 above is rendered on the assumption that pertinent [New York law] is identical to pertinent law of the State of __________, as to the correctness of which assumption we render no opinion. Further, we express no opinion as to the conflict of laws provisions of the [State of New York], the State of _____________, or otherwise. We do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction.

            Any and all opinions rendered by this firm in this opinion letter are limited to the matters expressly set forth herein; and no opinion is implied or to be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update this opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof, which would cause us to modify the opinion, in whole or in part.

            This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person is entitled to rely hereon. Copies of this letter may not be furnished to any other person, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                          Very truly yours,

                                  Schedule I

                            Mortgage Loan Schedule